EXHIBIT 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common shares of Ritchie Bros. Auctioneers Incorporated. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

DATED: March 6, 2023

Starboard Value and Opportunity Master Fund III LP		STARBOARD VALUE LP
By:	Starboard Value A LP, its general partner	By:	Starboard Value GP LLC, its general partner

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP		STARBOARD VALUE GP LLC
By:	Starboard Value L LP, its general partner	By:	Starboard Principal Co LP, its member

STARBOARD VALUE AND OPPORTUNITY S LLC		STARBOARD PRINCIPAL CO LP
By:	Starboard Value LP, its manager	By:	Starboard Principal Co GP LLC, its general partner

STARBOARD VALUE AND OPPORTUNITY C LP		STARBOARD PRINCIPAL CO GP LLC
By:	Starboard Value R LP, its general partner	STARBOARD VALUE A GP LLC

Starboard X Master Fund II LP		STARBOARD VALUE R GP LLC
By:	Starboard Value R LP, its general partner

STARBOARD VALUE A LP
By:	Starboard Value A GP LLC, its general partner

STARBOARD VALUE L LP
By:	Starboard Value R GP LLC, its general partner

STARBOARD VALUE R LP

By:	Starboard Value R GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

/s/ Jeffrey C. Smith
Jeffrey C. Smith
Individually and as attorney-in-fact for Peter A. Feld